EXHIBIT 5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 26, 2005, except as to note 21(a) which is as of February 28, 2005, in the Annual Report on Form 40-F of Cameco Corporation for the year ended December 31, 2004. We also consent to the incorporation by reference of such report in the registration statements (Nos. 333-11736 and 333-6180) on Form S-8 for the Cameco Corporation Stock Option Plan.

/s/ KPMG LLP
Saskatoon, Canada
January 26, 2005	Chartered Accountants